Exhibit 99.1

Helicos BioSciences Reports Q2 2008 Financial Results

CAMBRIDGE, Mass., August 6, 2008 (BUSINESS WIRE) — Helicos BioSciences Corporation (NASDAQ: HLCS) announced today its financial results for the quarter ended June 30, 2008.

“The second quarter of 2008 was a challenging and productive period for the company,” said Steve Lombardi, Helicos president and chief operating officer. “We experienced significant growth in the interest of our single molecule platform and continue to successfully work through the normal hurdles of bringing an innovative, disruptive technology to market.”

Acceptance of this innovation continues as:

•                  The company announced its second order from a leading U.S. academic cancer research center. The cancer center plans to use the HelicosTM Genetic Analysis System in a cutting-edge research program involving cancer stem cell biology.

•                  Frost & Sullivan presented the company with the 2008 North American Frost & Sullivan Award for Technology Innovation of the Year.

•                  The company announced a collaboration with Sweden’s Uppsala University, a comprehensive international research university. The research plan, led by Claes Wadelius, is aimed at gaining new insights into how genome structure plays a key role in the ways genes are regulated within cells. The collaboration with Uppsala is the company’s fifth announced agreement with leading global institutions focused on defining new experiments that can enable new ways of exploring the genome that Helicos believes tSMSTM uniquely addresses.

Q2 2008 Financial Results

For the second quarter of 2008, the company reported a net loss attributable to common stockholders of $11,887,000 or $0.57 per share. This compares to a net loss attributable to common stockholders of $8,072,000, $0.87 per share, for the second quarter of 2007.

The company reported $251,000 in revenue for the second quarter of 2008, compared with $143,000 in revenue for the second quarter of 2007. These amounts represent grant revenue from the National Institutes of Health.

Total operating expenses for the second quarter of 2008 were $11,913,000 compared with $8,608,000 for the second quarter of 2007.

The company ended the second quarter of 2008 with $24,362,000 in unrestricted cash. The company also has restricted cash of $10,450,000 as of the end of the second quarter.

Operational Update

Scientists from the company published a manuscript in the April 4, 2008 issue of the journal Science reporting for the first time ever the sequence of an organism obtained by single molecule sequencing methods.

The company announced a collaboration with City of Hope, an independent biomedical research, treatment and education center dedicated to preventing and curing cancer and other life-threatening diseases headquartered in Duarte, California, to sequence cancer-associated genes. City of Hope will use Helicos True Single Molecule Sequencing (tSMS)TM technology for the examination of known cancer-associated gene variants and the potential discovery of new mutations within those genes.

The company also announced a collaboration with Children’s Oncology Group, the world’s largest childhood cancer research organization with administrative headquarters in Bethesda, Maryland, to elucidate genomic signatures in Ewing’s Sarcoma. The scientific collaboration aims at demonstrating the power and versatility of Helicos tSMS technology to measure the DNA sequence, methylation state, and mRNA expression levels of normal, primary and metastatic cell states. New insight into molecular events occurring in primary and metastatic tumor states is critically important to identify new potential therapeutic targets and further improve patient outcomes.

Conference Call and Webcast

Helicos will hold a conference call at 9:00 a.m. Eastern time today, August 6, 2008 to review its operating results for the second quarter of 2008.

Date & Time: Wednesday, August 6, 2008 at 9:00 a.m. Eastern time

Conference Call Numbers:

Domestic: 877-419-6592

International: 719-325-4870

Webcast: www.helicosbio.com

A dial-in replay of the conference call will be available from 12:00 p.m. Eastern time on August 6 through August 13 at 888-203-1112 (domestic), 719-457-0820 (international), passcode: 5732418. The webcast will also be archived and available through August 13 via the investor relations section of Helicos’ Web site.

About Helicos BioSciences:

Helicos BioSciences is a life science company focused on innovative genetic analysis technologies for the research, drug discovery, and diagnostic markets. Helicos’ proprietary True Single Molecule Sequencing, tSMS(TM), technology allows direct measurement of billions of strands of DNA enabling scientists to perform experiments and ask questions never before possible. Helicos is a recipient of the $1,000 genome grant and committed to providing scientists the tools to unlock the era of genomic medicine. The company’s corporate headquarters are located at One Kendall Square, Building 700, Cambridge, MA 02139, and its telephone number is (617)264-1800. For more information, please visit www.helicosbio.com

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, management’s forecast of financial performance, expectations regarding the achievement of technical milestones, estimates of expenses and future revenues and profitability, product development and marketing plans, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Helicos’ control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully scale the manufacturing process and commercialize the HeliScope system; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our HeliScope system; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our HeliScope system; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos’ public filings with the Securities and Exchange Commission.

Investor Relations:

Helicos BioSciences Corporation

Justine Alonzo,

Investor Relations

617-264-1822

InvestorRelations@helicosbio.com

Media Contacts:

Racepoint Group

Alicia Rampulla, Ph.D.

Account Supervisor

781-487-4680

arampulla@racepointgroup.com

Helicos BioSciences Corporation

Condensed Statements of Operations

(in thousands except share and per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2008	2007	2008	2007

Grant revenue	$251	$143	$364	$235

Operating expenses
Research and development	7,083	5,298	12,788	10,683
Selling, general and administrative	4,830	3,310	11,014	6,561
Total operating expenses	11,913	8,608	23,802	17,244
Operating loss	(11,662)	(8,465)	(23,438)	(17,009)
Interest income (expense), net	(225)	393	(247)	587
Net loss	(11,887)	(8,072)	(23,685)	(16,422)

Beneficial conversion feature related to Series B redeemable convertible preferred stock	—	—	—	(18,140)

Net loss attributable to common stockholders	$(11,887)	$(8,072)	$(23,685)	$(34,562)
Net loss attributable to common stockholders per share—basic and diluted	$(0.57)	$(0.87)	$(1.14)	$(6.42)
Weighted average number of common shares used in computation—basic and diluted	20,726,679	9,294,298	20,707,628	5,387,214

Helicos BioSciences Corporation

Balance Sheet Data

(in thousands)

	June 30,	December 31,
	2008	2007
	(unaudited)	(unaudited)

Cash	$24,362	$52,683
Working capital	20,196	50,446
Restricted cash	10,450	450
Total assets	47,659	59,209
Total stockholders’ equity	22,403	43,439